UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2021

GENPACT LIMITED

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton, HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 298-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On March 26, 2021, Genpact Luxembourg S.à r.l. (“Genpact Luxembourg”) and Genpact USA, Inc. (“Genpact USA”), indirect wholly owned subsidiaries of Genpact Limited (“Genpact”), completed their previously announced underwritten public offering (the “Notes Offering”) of $350 million aggregate principal amount of their 1.750% Senior Notes due 2026 (the “2026 Notes”). The 2026 Notes are Genpact Luxembourg’s and Genpact USA’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by Genpact. The 2026 Notes were issued pursuant to an indenture dated as of March 26, 2021 (the “2021 Base Indenture”) among Genpact Luxembourg, Genpact USA, Genpact and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and a first supplemental indenture dated as of March 26, 2021 (the “2021 First Supplemental Indenture” and, together with the 2021 Base Indenture, the “2021 Indenture”).

The 2026 Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective shelf registration statement on Form S-3 (File No. 333-230982), as supplemented by the prospectus supplement dated March 23, 2021, filed with the Securities and Exchange Commission under the Securities Act.

In connection with the issuance of the 2026 Notes, Genpact, Genpact Luxembourg and Genpact USA entered into an Underwriting Agreement dated as of March 23, 2021 (the “Underwriting Agreement”), among Genpact Luxembourg and Genpact USA, as co-issuers, Genpact, as guarantor, and the representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Genpact Luxembourg and Genpact USA agreed to issue and sell the 2026 Notes to the Underwriters. For a complete description of the terms and conditions of the Underwriting Agreement, please refer to the Underwriting Agreement, which is included as Exhibit 1.1 hereto, and is incorporated herein by reference.

The 2026 Notes will mature on April 10, 2026. Interest on the 2026 Notes accrues at the rate of 1.750% per annum and is payable semi-annually in arrears on April 10 and October 10 of each year, commencing on October 10, 2021. The interest rate payable on the 2026 Notes will be subject to adjustment from time to time if either Moody’s or S&P (or a substitute rating agency therefor) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to the 2026 Notes.

The 2026 Notes and the related guarantee are general unsecured obligations of Genpact Luxembourg, Genpact USA and Genpact, as applicable, and will be pari passu in right of payment with all existing and future senior indebtedness of such entities, will be effectively subordinated to all future secured indebtedness of such entities to the extent of the value of the assets securing that indebtedness and will be senior in right of payment to all future subordinated indebtedness of such entities. The 2026 Notes will be structurally subordinated to all indebtedness and other liabilities of subsidiaries of Genpact (other than Genpact Luxembourg and Genpact USA) that do not guarantee the 2026 Notes, including the liabilities of certain subsidiaries pursuant to Genpact’s senior credit facility.

Genpact Luxembourg and Genpact USA may redeem some or all of the 2026 Notes prior to March 10, 2026 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus an applicable “make-whole” premium. Genpact Luxembourg and Genpact USA may redeem some or all of the 2026 Notes on or after March 10, 2026 at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The 2026 Notes are subject to certain customary covenants, including limitations on the ability of Genpact and certain of its subsidiaries, including Genpact Luxembourg and Genpact USA, with significant exceptions, (i) to incur debt secured by liens; (ii) to engage in certain sale and leaseback transactions; and (iii) to consolidate, merge, convey or transfer their assets substantially as an entirety. In addition, pursuant to a customary change of control covenant, upon a change of control repurchase event, Genpact Luxembourg and Genpact USA will be required to make an offer to repurchase the 2026 Notes at a price equal to 101% of the aggregate principal amount of such 2026 Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Genpact intends to use the net proceeds from the offering for general corporate purposes, which may include repaying or redeeming Genpact Luxembourg’s outstanding 3.700% senior notes due 2022 (the “2022 Notes”) or repaying outstanding loans under Genpact’s revolving credit facility.

Certain of the Underwriters or their affiliates may hold some of the 2022 Notes and/or may be lenders under Genpact’s revolving credit facility. To the extent that the Underwriters or their affiliates own any of the 2022 Notes and/or are lenders under Genpact’s revolving credit facility, they may receive a portion of the net proceeds of the Notes Offering. Because more than 5% of the proceeds of the Notes Offering, not including the underwriting discount, may be received by affiliates of the Underwriters, the Notes Offering has been conducted in compliance with the requirements of FINRA Rule 5121, as administered by FINRA. Accordingly, the Underwriters did not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter was not necessary in connection with the Notes Offering, as the Notes Offering was of debt securities that are investment grade rated.

The Underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Genpact and its subsidiaries, or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Genpact and its subsidiaries, or its affiliates.

Third Supplemental Indenture to 2017 Base Indenture

On March 26, 2021, Genpact Luxembourg, Genpact USA, Genpact and the Trustee entered into a third supplemental indenture to the indenture dated as of March 27, 2017 among Genpact Luxembourg, Genpact and the Trustee (the “2017 Base Indenture”), pursuant to which Genpact USA agreed to fully and unconditionally guarantee all of the 2022 Notes and all of Genpact Luxembourg’s 3.375% senior notes due 2024 (the “2024 Notes”) (the “2017 Third Supplemental Indenture” and, together with the 2017 Base Indenture, the “2017 Indenture”) on the terms, and subject to the conditions and limitations set forth in, the 2017 Base Indenture.

The foregoing descriptions of the 2021 Base Indenture, the 2021 First Supplement Indenture, the 2026 Notes and the 2017 Third Supplemental Indenture are qualified in their entirety by reference to the actual terms of the respective documents. Copies of the Underwriting Agreement, the 2021 Base Indenture, the 2021 First Supplemental Indenture, the form of the 2026 Notes and the 2017 Third Supplemental Indenture are included as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4 hereto, respectively, and each is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1*	Underwriting Agreement, dated as of March 23, 2021, among Genpact Luxembourg and Genpact USA, as co-issuers, Genpact, as guarantor, and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the Underwriters.

4.1	Indenture, dated as of March 26, 2021, by and among Genpact, Genpact Luxembourg, Genpact USA and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of March 26, 2021, by and among Genpact, Genpact Luxembourg, Genpact USA and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 1.750% Senior Note due 2026 (included as Exhibit A in Exhibit 4.2).

4.4	Third Supplemental Indenture, dated as of March 26, 2021, by and among Genpact, Genpact Luxembourg, Genpact USA and Wells Fargo Bank, National Association, as trustee.

5.1	Opinion of Cravath, Swaine & Moore LLP.

5.2	Opinion of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg).

5.3	Opinion of Appleby (Bermuda) Limited.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

23.2	Consent of Allen & Overy, société en commandite simple (inscrite au barreau de Luxembourg) (included in Exhibit 5.2).

23.3	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.3).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Genpact hereby undertakes to furnish copies of any of the omitted schedules or similar attachments upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

By:	/s/ Heather White
Name:	Heather White
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Dated: March 26, 2021